UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

General

Odyssey Marine Exploration, Inc. (“Odyssey”) held an annual meeting of stockholders on June 5, 2018, for the purpose of considering and acting upon the following matters:

•	to elect six directors of the Corporation to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified (the “Election Proposal”);

•	to ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered public accounting firm (the “Ratification Proposal”);

•	to hold a non-binding advisory vote to approve named executive officer compensation (the “Compensation Proposal”); and

•	to transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

No other business came before the meeting.

Voting Results

Election Proposal

With respect to the Election Proposal, the six individuals named below were elected to serve as directors in accordance with the following vote:

Nominee	For	Withheld

John C. Abbott	2,660,486	230,228
Mark D. Gordon	2,825,091	65,623
Mark B. Justh	2,863,081	27,633
James S. Pignatelli	2,865,229	25,485
Jon D. Sawyer	2,850,287	40,427
Gregory P. Stemm	2,740,052	150,662

Ratification Proposal

With respect to the Ratification Proposal, the results of the vote were as follows:

For	Against	Abstain
6,983,719	232,840	63,740

Compensation Proposal

With respect to the Compensation Proposal, the results of the vote were as follows:

For	Against	Abstain
2,784,931	90,595	15,188

Broker Non-Votes

There were broker non-votes with respect to the Election Proposal and the Compensation Proposal,. Broker non-votes were not relevant to the Ratification Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 6, 2018	By:	/s/ Mark D. Gordon
Mark D. Gordon
President and Chief Executive Officer